Exhibit 10.1
Execution Version
PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ADDENDUM NO. 4 TO COLLABORATION AND LICENSE AGREEMENT
This Addendum No. 4 to Collaboration and License Agreement (this “Addendum No. 4”) is entered into as of September 10, 2026 (the “Addendum No. 4 Effective Date”) by and between argenx BV, a private limited company organized under the laws of Belgium with its principal place of business at Industriepark Zwijnaarde 7, 9052 Zwijnaarde (Ghent), Belgium (“Licensor”), Zai Auto Immune (Hong Kong) Limited, a Hong Kong company, with an address at Room 2301, 23F, Island Place Tower, 510 King’s Road, North Point, Hong Kong (“Licensee”) and, solely with respect to Section 15.16 (Parent Guarantee) of the License Agreement, Zai Lab Limited, a Cayman Islands company, with an address at Building B, 899 Halei Road, Pudong, Shanghai, 201203, China (“Parent”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS
WHEREAS, reference is made to that certain Collaboration and License Agreement entered into among Licensor, Licensee and Parent on January 6, 2021, as amended by that certain Addendum No. 1 to the Collaboration and License Agreement, dated January 6, 2022 (“Addendum No. 1”), that certain Addendum to the Collaboration and License Agreement, dated April 1, 2024 (“Addendum No. 2”), and that certain Addendum to the Collaboration and License Agreement, dated June 14, 2024 (“Addendum No. 3”) (collectively, the “License Agreement”);
WHEREAS, the Licensor, pursuant to Section 3.3 of the License Agreement, initiated a Global Trial (the “Global SN-gMG and oMG Trials”) for the seronegative generalized myasthenia gravis indication (the “SN-gMG Indication”) and ocular myasthenia gravis indication (the “oMG Indication” and together with the SN-gMG Indication, the “SN-gMG and oMG Indications”) for the Licensed Compound, for which Licensee, at the time, failed to timely opt-in to such trials in accordance with Section 3.3.1(c) of the License Agreement;
WHEREAS, Licensee now seeks to obtain Regulatory Approval to Commercialize the Licensed Product in the SN-gMG and oMG Indications in the Territory, and the Parties wish to further collaborate on the Development and Commercialization of the Licensed Compound and Licensed Products in the Territory, in each case in accordance with the terms and conditions set forth below; and
WHEREAS, in light of the Parties’ continued collaboration in the Territory, the Parties desire to amend the royalty and milestone payment obligations under the License Agreement on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.Interpretation of this Addendum No. 4.
1.1Unless explicitly deviated from in this Addendum No. 4, both Article 1 (Definitions) and Article 15 of the License Agreement shall apply mutatis mutandis, as if copied into the body of this Addendum No. 4 (with references to the “Agreement” read to include references to this Addendum No. 4).

Execution Version
1.2Unless otherwise stated herein
(a)Capitalized terms used but not defined herein shall have the respective meaning defined in the License Agreement;
(b)All provisions of the License Agreement shall continue in full force and effect; and
(c)All references to this Addendum No. 4 to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of the License Agreement.
2.Development Activities in the Territory.
2.1General. Pursuant to Section 2.1, 2.2 and Article 3 of the License Agreement, the JSC may, upon recommendation of the JDC, agree that Licensor shall perform certain Development activities in the Territory. To the extent that such activities require any amendment to the Development Plan, the terms and conditions of Article 3 of the License Agreement shall apply.
2.2Additional Development Activities. Pursuant to Section 3.2.2 of the License Agreement, the JDC has proposed, and the JSC has approved, that Licensor may perform the following Development activities of the Licensed Products for Additional Indications in the Territory:
(a)Autoimmune Encephalitis (“AIE”) Submission. Pursuant to Article 4 (Regulatory Matters) of the License Agreement, Licensee shall file a CTA, on behalf, and in the name of Licensor, in the Territory as part of Licensor’s Global Trial for the treatment of AIE with the Licensed Compound (currently identified as [***]) (the “AIE Submission”). Licensor shall provide Licensee with copies of material Regulatory Filings and material Regulatory Documentation related to such Clinical Trials in the United States, Japan, European Union, and United Kingdom, necessary for the Licensee to file the AIE Submission. Licensor shall reimburse Licensee for any documented costs and expenses incurred by Licensee (including internal costs) for its activities in connection with the AIE Submission in accordance with a [***] budget, to be mutually agreed in writing by the Parties.
(b)Graves’ Disease Trials. Licensee, as part of Licensor’s Global Trial for the treatment of graves’ disease (the “Graves Indication”) with the Licensed Compound (currently identified as [***] and [***]), will conduct two Clinical Trials for the Graves’ Indication in the Territory (the “Graves Trials”), pursuant to the protocol to be mutually agreed in writing between the Parties (the “Global Graves Protocols”) in accordance with Section 3.2 of the License Agreement. Licensor shall reimburse Licensee for the documented costs and expenses incurred by Licensee or its Affiliates for its activities in performance of the Graves Trials in the Territory in accordance with the Global Graves Protocol and timeline and [***] budget, to be mutually agreed in writing by the Parties (the “Graves Budget”). Licensee will conduct the Graves Trials in the Territory in accordance with the terms and conditions of the License Agreement, Global Graves Protocols, Graves Budget and Applicable Laws.
(c)SN-gMG and oMG Indications. Licensor acknowledges and agrees that Licensee intends to seek Regulatory Approval to Commercialize the Licensed Product for the treatment of the SN-gMG and oMG Indications in the Territory. Licensor agrees that, notwithstanding Licensee’s failure to timely opt-in to the Global SN-gMG and oMG Trials and subject to the terms and conditions of Section 3.5 of the License Agreement, Licensor will cooperate to exchange with Licensee all Clinical Data and analyses resulting from the Global SN-gMG and oMG Trials that are necessary or useful to support Licensee’s application for Regulatory Approval for the SN-gMG and oMG Indications in the Territory.
3.Consideration
3.1Additional Development Milestone Payment. In partial consideration of the rights granted by Licensor to Licensee hereunder as set out in Section 2, Licensee shall pay Licensor a one-time, non-

Execution Version
refundable, non-creditable milestone payment upon the first Regulatory Approvals of a Licensed Product for both the SN-gMG and oMG Indications in the PRC of [***] (the “Additional Milestone Payment”). Such Additional Milestone Payment shall be made upon the later of (i) [***], and (ii) the [***] Business Day after the date on which Regulatory Approval for each of the SN-gMG Indication and the oMG Indication in the PRC is received (whichever is later).
3.2Additional Royalty Roll-Up.
(a)Notwithstanding any provision to the contrary set forth in the License Agreement (as amended) and the Roll-Up Threshold, if, and for so long as, during the term, from the Addendum Effective Date (as defined in Addendum No. 2) onward, Licensee, its Affiliates and sublicensees have not achieved [***] in cumulative Net Sales for the Licensed Products in the Territory (the “Additional Roll-Up Threshold”), then the royalty rates set forth in Section 8.4.1 (Royalty Rates) of the License Agreement, as amended by Section 1 of the Addendum No. 2, shall be reduced by [***] percent ([***]%). Upon achievement of the Additional Roll-Up Threshold, the royalty rates set forth in Section 8.4.1 (Royalty Rates) of the License Agreement, as amended by Section 1 of the Addendum No. 2, shall be immediately and automatically, without any further action of the Parties, reinstated on the terms and conditions set forth in the License Agreement (as amended).
(b)In no event shall the royalty reductions set forth in this Section 3.1 (Additional Royalty Roll-Up) of this Addendum No. 4 modify (a) the beginning or expiration of the Royalty Term for any Licensed Product in any jurisdiction, (b) the calculation of aggregate Net Sales of Licensed Products in the Territory in a given Calendar Year for purposes of determining the applicable royalty rate tier under Section 8.4.1 (Royalty Rates) of the License Agreement (which shall include all cumulative Net Sales for the Licensed Products in the Territory prior to and upon the achievement of the Roll-Up Threshold and Additional Roll-Up Threshold), (c) Licensee’s obligation to reimburse Licensor for payments owed under the [***] Agreement pursuant to Section 8.4.4(a) (Existing Licensor Agreements) of the License Agreement, (d) Licensee’s obligation to provide royalty reports pursuant to Section 8.4.8 (Royalty Payments and Reports) of the License Agreement, or (e) Licensor’s obligation to pay the Sales Milestone Payment upon achievement of the Roll-Up Threshold pursuant to Section 3 (Sales Milestone Payment) of Addendum No. 2.
(c)Notwithstanding anything to the contrary set forth in the License Agreement or this Addendum No. 4, (a) any failure by Licensee to timely pay the Sales Milestone Payment in accordance with Section 3 (Sales Milestone Payment) of Addendum No. 2 will be deemed a material breach of the License Agreement by Licensee under Section 13.2.1 (Material Breach) of the License Agreement, (b) subject to Section 13.2.1(b) of the License Agreement, Licensee’s cure period to remedy any such material breach shall be [***] days after Licensee’s receipt of a Default Notice in respect of such material breach (or such other period as may be agreed to by the Parties), and (c) in order to cure such material breach, Licensee shall be required to pay to Licensor both (i) the Sales Milestone Payment, and (ii) any interest accrued thereon in accordance with Section 8.8 (Interest on Late Payments) of the License Agreement, in each case ((i) and (ii)), by the end of such cure period.
3.3Additional Sales Milestone Payment. In partial consideration of the rights granted by Licensor to Licensee hereunder on the Licensed Technology as set out in Section 7.1 (Grants to Licensee) of the License Agreement, and without limiting the payments owed by Licensee to Licensor under (i) Sections 8.2 (Development Cost-Sharing Payment), 8.3 (Development Milestone Payment), and 8.4 (Royalties) of the License Agreement, and (ii) Section 3 of Addendum No. 2 (Sales Milestone Payment), Licensee shall make to Licensor a one-time, non-refundable, non-creditable milestone payment upon achieving the Additional Roll-Up Threshold, equal to [***] (the “Additional Sales Milestone Payment”). Licensee will notify Licensor in writing upon the achievement of the Additional Roll-Up Threshold (the “Achievement Notification”) concurrently with its quarterly royalty reports under Section 8.4.8 (Royalty Payments and Reports) of the License Agreement, due within [***] Business Days after the end of every Calendar Quarter. Licensee shall pay the Additional Sales Milestone Payment within [***] Business Days of such Achievement Notification.
4.Public Disclosures. The terms of Sections 10.2.1(a) and 10.4 (Public Announcements) of the License Agreement shall apply mutatis mutandis to either Party’s (a) disclosure of this Addendum No. 4 or its

Execution Version
subject matter pursuant to law, regulation, or in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial, or local governmental or regulatory body of competent jurisdiction, including by reason of filing with securities regulators, or (b) issuance of any public announcement, press release, or other public disclosure regarding this Addendum No. 4 or its subject matter.
5.Miscellaneous.
5.1Except as expressly set forth in this Addendum No. 4, the License Agreement, as amended, shall be unchanged and shall remain in full force and effect. In the event of any conflict or inconsistency between this Addendum No. 4 and the License Agreement, the terms of the License Agreement will control.
5.2Any Confidential Information disclosed by a Party under this Addendum No. 4 will be governed by Article 10 (Confidentiality and Non-Disclosure) of the License Agreement. The terms of Article 15 (Miscellaneous) of the License Agreement will apply mutatis mutandis to the terms of this Addendum No. 4.
5.3This Addendum No. 4 or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Addendum No. 4 to the substantive law of another jurisdiction.
5.4This Addendum No. 4 may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Addendum No. 4 may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
[Remainder of Page Intentionally Left Blank]

Execution Version
IN WITNESS WHEREOF, each party has caused this Addendum No. 4 to be duly executed by its authorized representative under seal, in duplicate on the Addendum No. 4 Effective Date.

ZAI AUTO IMMUNE (HONG KONG) LIMITED

By: /s/ Dr. Shan He, Ph.D.
Name: Dr. Shan He, Ph.D.
Title: Senior Vice President, Chief Business Officer
Date: 2026-09-16

ARGENX BV

By: /s/ Karl Gubitz
Name: Karl Gubitz
Title: Chief Financial Officer
Date: 2026-09-14

By: /s/ Arjen Lemmen
Name: Arjen Lemmen
Title: Vice President Corporate Development & Strategy
Date: 2026-09-15

Solely with respect to Section 15.16 (Parent Guarantee) of the License Agreement:

ZAI LAB LIMITED

By /s/ Dr. Shan He, Ph.D.
Name: Dr. Shan He, Ph.D.
Title: Senior Vice President, Chief Business Officer
Date: 2026-09-16

5